EXHIBIT (a)(1)(F)

Skyworks Solutions, Inc.
Stock Option Exchange Offer
Withdrawal Form

NOTE: Only use this Withdrawal Form if you previously submitted an Election Form and subsequently decided that you do not want to participate in the employee stock option exchange program.

Name (Last, First):	[[Name]]	Street Address	[[Address_1]] [[Address_2]]

Personnel Number:	[[ID]]	City, State Zip	[[City]] [[State]] [[Zip]]

Instructions

If you elected to tender one or more Eligible Options for exchange, and subsequently decide you do not want to participate in the employee stock option exchange program, you can withdraw your election anytime before 5:00 p.m., Eastern Daylight Saving Time, on the Expiration Date. To withdraw your election, you must sign and date this form in the space provided at the bottom, and fax, mail or hand deliver your completed Withdrawal Form, in its entirety, to the Skyworks’ Stock Administration office before 5:00 p.m., Eastern Daylight Saving Time, on the Expiration Date.

Withdrawal Forms submitted via fax must be sent to one of the following numbers: (781) 376-3485, (781) 376-3484 or (781) 376-3370. You may use Skyworks’ fax machines for this purpose free of charge. Withdrawal Forms submitted via mail or hand delivery must be directed to: Stock Administration, Skyworks Solutions, Inc., 20 Sylvan Road Woburn, Massachusetts, 01801. You may utilize regular U.S. Mail, an overnight courier service, Skyworks’ inter-office mail or any other similar method to mail your Withdrawal Form. However, in all cases you should allow sufficient time to ensure your Withdrawal Form is received before the deadline.

The method of delivery is at your sole election and risk and, to be effective, your completed, signed Withdrawal Form must actually be received in the Skyworks Stock Administration office no later than 5:00 p.m., Eastern Daylight Saving Time, on the Expiration Date. THERE WILL BE NO EXCEPTIONS. Delivery will be deemed made only when actually received by us in accordance with the above-noted instructions. Depositing your Withdrawal Form in the mail or with a courier, or initiating but not completing a fax, before the deadline will not by itself be sufficient to constitute adequate delivery — your Withdrawal Form must physically reach our Stock Administration office before the deadline in order to be valid. The last form we receive, in its entirety, from you prior to 5:00 p.m., Eastern Daylight Saving Time, on the Expiration Date will be considered your final election with respect to the Offer.

Please contact Stock Administration at (781) 376-3260 or stockadmin@skyworksinc.com if you have any additional questions.

Electing to Withdraw from Option Exchange Program

I have received a copy of Skyworks Solutions, Inc.‘s Offer to Exchange Outstanding Options to Purchase Common Stock dated June 2, 2003 (the “Offer Document”) and related Election Form. I previously signed and returned an Election Form in which I elected to accept Skyworks’ Offer and tender one or more of my Eligible Options to the Company. I now wish to change that election and reject the Offer. Pursuant to the terms of the Offer, I hereby withdraw my Election Form. By executing this form, I hereby bind my successors, assigns and legal representative.

Data Privacy

IN ORDER TO ADMINISTER THIS PROGRAM, SKYWORKS MUST COLLECT, USE AND TRANSFER CERTAIN INFORMATION REGARDING YOU AND YOUR OPTION GRANTS, AND MAY HAVE TO PASS THAT INFORMATION ON TO THIRD PARTIES WHO ARE ASSISTING WITH THE PROGRAM. BY SUBMITTING THIS FORM AND ACCEPTING THIS OFFER, YOU AGREE TO SUCH COLLECTION, USE AND TRANSFER OF YOUR PERSONAL DATA BY SKYWORKS, ITS SUBSIDIARIES AND THE THIRD PARTIES ASSISTING WITH THE PROGRAM, BUT ONLY FOR THE PURPOSE OF ADMINISTERING YOUR PARTICIPATION IN

Name (Last, First):	[[Name]]	Street Address	[[Address_1]] [[Address_2]]

Personnel Number:	[[ID]]	City, State Zip	[[City]] [[State]] [[Zip]]

THIS OFFER. YOU ALSO ACKNOWLEDGE AND AGREE THAT: (1) THE PARTIES RECEIVING THIS DATA MAY BE LOCATED OUTSIDE OF YOUR COUNTRY, AND THE RECIPIENT'S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN YOURS, (2) THE DATA WILL BE HELD ONLY AS LONG AS NECESSARY TO ADMINISTER AND IMPLEMENT THE PROGRAM, (3) YOU CAN REQUEST FROM SKYWORKS SOLUTIONS A LIST OF THE PARTIES THAT MAY RECEIVE YOUR DATA, (4) YOU CAN REQUEST ADDITIONAL INFORMATION ABOUT HOW THE DATA IS STORED AND PROCESSED, AND (5) YOU CAN REQUEST THAT THE DATA BE AMENDED IF IT IS INCORRECT. YOU CAN WITHDRAW YOUR CONSENT TO THE COLLECTION, USE AND TRANSFER OF YOUR DATA BY CONTACTING SKYWORKS YOU SHOULD NOTE, HOWEVER, THAT IF YOU WITHDRAW YOUR CONSENT, IT MAY AFFECT YOUR ABILITY TO PARTICIPATE IN THIS OPTION EXCHANGE PROGRAM. PLEASE CONTACT SKYWORKS OR YOUR LOCAL HUMAN RESOURCES REPRESENTATIVE, IF YOU HAVE ANY QUESTIONS.

|X|	I hereby elect to withdraw from the employee stock option exchange program, and revoke all previously submitted Election Forms. I confirm that I do not want to participate in the employee option exchange program.

SIGNATURE:	__________________	DATE:	__________________
(Optionee Signature)

NAME:	__________________
(Please print)

Skyworks hereby acknowledges receipt of this Withdrawal Form:

SKYWORKS SOLUTIONS, INC.

By:	__________________	Date:	__________________